Exhibit 99.1

Renaissance Acquisition Corp. and First Communications, Inc.

Announce Revised Terms for Merger and Set Record Date for Special Meeting of Renaissance Stockholders
of December 24, 2008

Amended Transaction Improves Terms For Renaissance Public Stockholders –

Initial Unrestricted Shares Outstanding Reduced By 6 Million

AKRON, OH, December 22, 2008-- First Communications, Inc. (AIM: FCOM) (“First Communications”) and Renaissance Acquisition Corp. (AMEX: RAK) (“Renaissance”) announced today that they have entered into an amendment (the “Amendment”) to their previously announced merger agreement (the “Merger Agreement”).  The Amendment will defer by 6 million the initial number of Renaissance shares outstanding at the close of the transaction and only be released upon satisfaction of the EBITDA Condition (described below).

Due to the changes in the overall capital markets, economic dislocations and a decline in comparable company valuations that have occurred since September 15th, the original date the merger was announced, Renaissance and First Communications have agreed to amend the terms of the Merger Agreement to account for the impact these factors might have on the decision of Renaissance stockholders’ whether to vote in favor of the transaction.

 The Amendment includes the following revised terms:

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First Communications stockholders have agreed to reduce their upfront consideration by 4.0 million shares and will now receive approximately 14.46 million shares of Renaissance common stock at closing, versus 18.46 million shares prior to the Amendment. The 4.0 million shares of Renaissance will be deferred and only released upon satisfaction of the EBITDA Condition.

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Renaissance’s sponsor, RAC Partners, LLC, has also agreed to reduce its initial number of shares of stock by more than half by deferring 2.0 million shares of Renaissance common stock until the achievement of the EBITDA Condition.

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In both cases, if the EBITDA Condition is not met, the shares shall be cancelled.

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The EBITDA Condition shall now be deemed met if for any fiscal quarter from September 13, 2008 through December 31, 2011, the surviving company has an annualized adjusted EBITDA equal to or greater than $50 million.

Barry Florescue, CEO of Renaissance, commented, “We continue to believe that this transaction represents long-term value and significant benefits to both Renaissance and First Communications shareholders.  We have amended the terms of our agreement in a mutually beneficial way to more accurately reflect the current market environment and we look forward to completing this transaction in early 2009.”

Ray Hexamer, First Communications’ CEO, noted, “Irrespective of the current environment, we believe First Communications is still extremely well positioned as a leader in this sector.  This transaction is a critical piece of our long-term strategy, and represents value for our shareholders.  We continue to execute on the strategy we have articulated and look forward to working with Renaissance into 2009 to drive further value for our shareholders.”

Renaissance also announced that its board of directors has set the record date for determining stockholders entitled to notice of, and to vote at, the special stockholder meeting to vote upon Renaissance’s proposed merger with First Communications or any postponements or adjournments of the special meeting. The record date is the close of business on Wednesday, December 24, 2008.  Renaissance will announce the date of the special meeting of stockholders once it is set by its board of directors.

Summary of Stockholder Approvals Received

The First Communications stockholders have approved the amended transaction pursuant to written consent, representing in excess of the requisite majority required to approve the Merger Agreement.  The transaction is subject to approval by Renaissance stockholders and to the condition that fewer than 20% of Renaissance stockholders exercise their rights to convert their Renaissance shares to cash, pursuant to the rights available to them in connection with any business combination.  Renaissance will hold a meeting of stockholders to approve the merger after the SEC declares the registration statement effective.

Conditions to Closing

In addition to approval by Renaissance stockholders and the condition that fewer than 20% of Renaissance stockholders exercise their conversion rights, the transaction is also subject to customary regulatory approvals, including FCC and state PUC approvals, approval under the Hart-Scott Rodino Antitrust Improvements Act, consent of lender in connection with First Communications' credit agreement, and other customary closing conditions, including no material adverse effect (as defined in the Merger Agreement) on either First Communications or Renaissance.  The transaction is expected to close in January 2009.

About First Communications

First Communications is a leading competitive local exchange carrier in the Midwestern United States.  Founded in 1998, First Communications has built a highly scalable telecommunications platform, infrastructure and support system, which represents a combination of world-class technology, and cutting-edge product offerings. First Communications has over 200,000 customers, owns 3,800 miles of fiber and owns and manages 327 wireless towers leased to 391 tenants, with contractual rights and significant opportunity to increase the number of towers.  First Communications is led by a strong management team that has operated telecom companies throughout all cycles of the telecommunications market.

About Renaissance

Renaissance is a “blank check” company formed to acquire, through a merger, capital stock exchange, asset acquisition, reorganization or similar business combination, one or more businesses, which it believes has significant growth potential.  In 2007, Renaissance through its initial public offering raised, net of fees and expenses, approximately $107 million which included $2.1 million in a private placement of warrants that were deposited into a trust account.  Renaissance has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

Additional Information

Stockholders of Renaissance and other interested persons are advised to read Renaissance’s registration statement on Form S-4, containing a preliminary proxy statement/prospectus, and when available, final registration statement, containing a definitive proxy statement/prospectus, in connection with Renaissance’s solicitation of proxies for the special meeting, because these proxy statements/prospectuses will contain important information. Such persons can also read Renaissance’s final prospectus, dated January 29, 2007, for a description of the security holdings of the Renaissance officers and directors and their respective interests in the successful consummation of this business combination.  The definitive proxy statement/prospectus will be mailed to stockholders as of a record date to be established for voting on the merger.  Stockholders will also be able to obtain a copy of the definitive proxy statement/prospectus, without charge, by directing a request to:  Renaissance Acquisition Corp., 50 East Sample Road, Suite 400, Pompano Beach, Florida 33064.  The registration statement containing the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus, once available, can also be obtained, without cost, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  The proxy statements or applicable parts of such statements may also be notified to the public in accordance with the AIM Rules.

Renaissance's directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Renaissance's directors and officers can be found in Renaissance’s final prospectus, dated January 29, 2007. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the Securities and Exchange Commission.

SHAREHOLDERS OF RENAISSANCE ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, WHICH CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSED MERGER AND THE COMPANIES’ BUSINESSES AND OPERATIONS.

Forward-looking Statements

Certain statements in this communication regarding the proposed merger between Renaissance and First Communications and the future results of First Communications and Renaissance (which may be identified by the use of the words “may,” “intend,” “expect” and like words) are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties ability to consummate the merger; the conditions to the completion of the merger; the receipt of stockholder approval; the regulatory approvals and effectiveness of the registration statement required for the completion of the merger may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the completion of the merger may be more difficult, time-consuming or costly than expected; and operating costs, customer loss and business disruption may be greater than expected following the announcement of the merger. Renaissance and First Communications caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Renaissance and First Communications do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstance on which any such statement is based, except as required by law.

For further information:

First Communications, Inc.
Joe Morris	Tel: (330) 835-2472
Renaissance Acquisition Corp.
Rick Bloom	Tel: (818) 995-7171

FD
Harriet Keen / Haya Chelhot	Tel: +44 (207) 831-3113
Sherrie Weldon	Tel: (212) 850-5658

Collins Stewart Europe Limited - Nominated Adviser and Broker
Seema Paterson / Stewart Wallace	Tel: +44 (207) 523-8350